Exhibit 10.18

CA HOLDING, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

1.             Sale and Purchase of Restricted Stock.

(a)           Sale and Purchase.  CA Holding, Inc., a Delaware corporation (the “Company”), hereby issues and sells to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), and Grantee hereby purchases the Total Number of Shares of Series B-1 Contingent Preferred Stock (the “Shares”) at the Purchase Price per Share set forth in the Notice (the “Purchase Price”) subject to the terms and provisions of the Notice, this Restricted Stock Purchase Agreement (the “Purchase Agreement”) and the Company’s 2005 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Purchase Agreement.

(b)           Delivery of Payment.  Concurrently with the delivery of this Purchase Agreement to the Company, the Grantee shall deliver to the Company the full Purchase Price for the Shares, either in cash, check or delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law).

(c)           Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the purchase of the Shares.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Shares are purchased.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

The Grantee shall enjoy rights as a stockholder until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Right or Right of First Refusal.  Upon such exercise, the Grantee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Purchase Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

2.             Restriction on Transfer of the Shares.  Except as otherwise provided herein, Grantee may not, voluntarily or involuntary, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares (or any right, title or interest therein).  Any purported transfer, except in strict compliance with the terms and conditions of this Purchase Agreement, shall be null and void and convey no right, title or interest in and to the Shares.  Notwithstanding the foregoing, the Shares may be transferred by the Grantee (i) upon Grantee’s death by will or by the laws of descent and distribution, or (ii) during Grantee’s lifetime by gift, pursuant to a domestic relation order or to members of Grantee’s Immediate Family; provided that the Shares shall continue to be subject to the restrictions, rights and obligations of this Agreement, and such transfer shall be ineffective unless the transferee agrees in writing to be bound by the terms hereof as if such transferee were an original party hereto.

3.             The Company’s Repurchase Rights.  The Company shall have the right to repurchase all or less than all the Shares as follows (the “Repurchase Right”) upon termination of the Grantee’s Continuous Service:

(a)           Exercise.  The right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee’s Continuous Service (the “Repurchase Period”).

(b)           Payment Terms.  The consideration payable for the Shares upon exercise of the Repurchase Right shall be made in cash or by cancellation of purchase money indebtedness within the Repurchase Period.  The amount of such consideration shall be (i) equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted, and (ii) with respect to the Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee’s Continuous Service.

(c)           Termination of Repurchase Right.  The Repurchase Right described in clause (i) of Section 3(b), shall terminate on the Registration Date.  The Repurchase Right described in clause (i) and (ii) of Section 3(b) shall terminate upon a Corporate Transaction.

(d)           Additional Shares or Substituted Securities.  In the event of any transaction described in Sections 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right.

(e)           Assignment.  Whenever the Company shall have the right to purchase Shares under the Repurchase Right, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(f)            Non-Exercise.  If the Company and/or its assigns do not collectively elect to exercise the Repurchase Right within the Repurchase Period or such earlier time, then the Grantee may continue to hold the Shares, subject to the Company’s Right of First Refusal as set forth in Paragraph 4 below.

4.             Company’s Right of First Refusal.

(a)           Transfer Notice.  Neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first complying with the provisions of this Section 4 or obtaining the prior written consent of the Company.  In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with written notice (the “Transfer Notice”) of:

(i)            The Holder’s intention to transfer;

(ii)           The name of the proposed transferee;

(iii)          The number of Shares to be transferred; and

(iv)          The proposed transfer price or value and terms thereof.

If the Grantee proposes to transfer any Shares to more than one transferee, the Grantee shall provide a separate Transfer Notice for the proposed transfer to each transferee.  The Transfer Notice shall be signed by both the Grantee and the proposed transferee and must constitute a binding commitment of the Grantee and the proposed transferee for the transfer of the Shares to the proposed transferee subject to the terms and conditions of this Purchase Agreement.

(b)           Bona Fide Transfer.  If the Company determines that the information provided by the Grantee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Grantee written notice of the Grantee’s failure to comply with the procedure described in this Section 4, and the Grantee shall have no right to transfer the Shares without first complying with the procedure described in this Section 4.  The Grantee shall not be permitted to transfer the Shares if the proposed transfer is not bona fide.

(c)           First Refusal Exercise Notice.  The Company shall have the right to purchase (the “Right of First Refusal”) all but not less than all, of the Shares which are described in the Transfer Notice (the “Offered Shares”) at any time within ninety (90) days after receipt of the Transfer Notice (the “First Refusal Period”).  The Offered Shares shall be repurchased at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to Section 4(d) below) or (ii) the Fair Market Value of the Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the “First Refusal Exercise Notice”) to the Holder.

(d)           Payment Terms.  The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within 30 days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator.

Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

(e)           Assignment.  Whenever the Company shall have the right to purchase Shares under the Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Right of First Refusal.

(f)            Non-Exercise.  If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the First Refusal Period or such earlier time if the Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:

(i)            The transfer is made within forty-five (45) days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal will not be exercised or (B) the expiration of the First Refusal Period; and

(ii)           The transferee agrees in writing that such Shares shall be held subject to the provisions of this Purchase Agreement.

The Company shall have the right to demand further assurances from the Grantee and the transferee (in a form satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice.  No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.

(g)           Expiration of Transfer Period.  Following such 45-day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.

(h)           Termination of Right of First Refusal.  The provisions of this Right of First Refusal shall terminate as to all Shares upon the earlier to occur of the Registration Date or a Corporate Transaction.

(i)            Additional Shares or Substituted Securities.  In the event of any transaction described in Sections 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

5.             Representations of the Grantee.

(a)           The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Purchase Agreement and agrees to abide by and be bound by their terms and conditions.

(b)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(c)           Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein.  Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Grantee further acknowledges and understands that the Company is under no obligation to register the Securities.  Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(d)           Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Shares to the Grantee, such issuance will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including:  (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of the issuance of the Shares, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non affiliate who subsequently holds the

Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(e)           Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

6.             Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

7.             83(b) Election.  The Grantee may wish to file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), within thirty (30) days after the purchase of the Shares, and the Grantee shall, concurrently with the filing of such election, file a copy of such election with the Company.  A description of the tax consequences applicable to the acquisition of the Shares and the form for making the Code Section 83(b) election are set forth in Exhibit I.  GRANTEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION.  GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF GRANTEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

8.             Taxes.  The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

9.             Restrictive Legends.  The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE

OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

10.          Lock-Up Agreement.  The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Shares or in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 200-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.  The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to the Shares, such Common Stock or other securities subject to the lock-up period until the end of such period.  The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

11.          Stop Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Purchase Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.          Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Purchase Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.          Entire Agreement; Governing Law.  The Notice, the Plan and this Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Purchase Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Purchase Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Purchase Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.          Construction.  The captions used in the Notice and this Purchase Agreement are inserted for convenience and shall not be deemed a part of the Shares for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15.          Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Purchase Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.          Venue and Waiver of Jury Trial.  The Company, the Grantee, and any assignees of the Grantee agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Purchase Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court in the City and County of Denver) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.          Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

18.          Confidentiality.  The Company shall provide to the Grantee, during the period the Shares are outstanding, copies of financial statements of the Company at least annually.  The Grantee understands and agrees that such financial statements are confidential and shall not be disclosed by the Grantee, to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law.  If disclosure of such financial statements is required by law, whether through subpoena, request for production, deposition, or otherwise, the Grantee promptly shall provide written notice to Company, including copies of the subpoena, request for production, deposition, or otherwise, within five (5) business days of their receipt by the Grantee and prior to any disclosure so as to provide Company an opportunity to move to quash or otherwise to oppose the disclosure.  Notwithstanding the foregoing, the Grantee may disclose the terms of such financial statements to his or her spouse or domestic partner, and for legitimate business reasons, to legal, financial, and tax advisors.

END OF AGREEMENT

EXHIBIT I

FEDERAL INCOME TAX CONSEQUENCES
AND SECTION 83(b) TAX ELECTION

Under Code Section 83, the excess of the Fair Market Value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date.  For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Shares pursuant to the Repurchase Right.  However, Optionee may elect under Code Section 83(b) to be taxed at the time the Shares are acquired, rather than when and as such Shares cease to be subject to such forfeiture restrictions.  Such election must be filed with the Internal Revenue Service with in thirty days after the date of the Agreement.  The form for making this election is attached as part of this exhibit.  FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

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SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)           The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)           The property with respect to which the election is being made is                        shares of the Series B-1 Contingent Preferred Stock of CA HOLDING, INC.

(3)           The property was issued on                                     .

(4)           The taxable year in which the election is being made is the calendar year         .

(5)           The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s employment with the issuer is terminated.  The issuer’s repurchase right lapses in a series of installments over a three (3) year period ending on                       ,         .

(6)           The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.10 per share.

(7)           The amount paid for such property is $0.10 per share.

(8)           A copy of this statement was furnished to CA HOLDING, INC. for whom taxpayer rendered the services underlying the transfer of property.

(9)           This statement is executed on                             .

Spouse (if any) of Taxpayer	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns and must be made within thirty days after the execution date of the Stock Purchase Agreement.  This filing should be made by registered or certified mail, return receipt requested.  Taxpayer must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

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